EXHIBIT 99.1

YOUBET ANNOUNCES TVG WILL NOT EXERCISE WARRANT

            Woodland Hills, CA, March 31, 2004 – Youbet.com, Inc. (Nasdaq: UBET) announced today that ODS Technologies, L.P., D/B/A TVG Network, a subsidiary of Gemstar–TV Guide International (TVG), notified Youbet that it will not exercise a warrant issued to TVG which, when aggregated with the shares acquired pursuant to the exercise of a prior warrant to TVG, would have entitled TVG to 51% of the outstanding shares of Youbet and certain Board representation.

            Pursuant to a previously announced settlement agreement between the two companies, Youbet will issue one million shares of Youbet common stock as a result of TVG’s providing notice by April 1, 2004. The warrant was originally scheduled to expire on May 18, 2004. In addition to the one million shares, TVG presently owns approximately four million shares of Youbet.

            If the warrant had been exercised, TVG was required to pay approximately $36.5 million to Youbet resulting in a dilutive impact to existing shareholders. TVG would have received approximately 21.6 million shares resulting in an effective price per share of approximately $1.69.

            Youbet will continue to carry TVG’s exclusive horse racing signals on its industry-leading online advanced deposit wagering site through its licensing agreement with TVG. Headquartered in Woodland Hills, California, Youbet is the largest Internet provider of thoroughbred, harness and quarter horse racing in the United States.

            Youbet subscribers can watch and, in most states, wager on nearly all major domestic horse racing content through an exclusive closed-loop network. Members enjoy commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

            Youbet.com is a patent and content licensee and maintains strategic relationships with TVG, an indirect subsidiary of Gemstar-TV Guide International, Inc. (Nasdaq:GMST - News) and MEC Pennsylvania Racing, part of Magna Entertainment Corp. (Nasdaq:MIEC - News). Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby.

            Youbet.com operates Youbet.com TotalAccess(TM), an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.Youbet.com.

Forward-Looking Statements

            This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential," "continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure additional sources of financing; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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Contact:
       Youbet.com, Inc.
       Gary Sproule, 818-668-2297